Registration No. 333-_______________

                                    FORM S-8

             REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

                           PAMIDA HOLDINGS CORPORATION
         ---------------------------------------------------------------
             (Exact name of registrant as specified in its charter)

          Delaware                                      47-0696125
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     (State or other jurisdiction of                 (I.R.S. Employer
      incorporation or organization)                Identification No.)


         8800 "F" Street, Omaha, Nebraska                  68127
    ------------------------------------------------------------------
      (Address of Principal Executive Offices)           (Zip Code)


                           Pamida Holdings Corporation
                            1998 Stock Incentive Plan
                       -----------------------------------
                            (Full title of the plan)


      George R. Mihalko, Senior Vice President and Chief Financial Officer
                           Pamida Holdings Corporation
                     8800 "F" Street, Omaha, Nebraska 68127
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                     (Name and address of agent for service)


                                  (402)339-2400
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          (Telephone number, including area code, of agent for service)

                                    Copy to:
                                Howard J. Kaslow
                         8712 West Dodge Road, Suite 300
                              Omaha, NE 68114-3419

                         CALCULATION OF REGISTRATION FEE

                                         Proposed maximum     Proposed maximum
Title of securities     Amount to be      offering price     aggregate offering       Amount of
to be registered         registered         per share               price          registration fee
-------------------    --------------    ----------------    ------------------    ----------------
Common Stock,          500,000 shares    $       6.625(1)    $     3,312,500(2)    $         977.19
par value $.01
per share

(1) Estimated solely for purposes of calculating the registration fee. The price is based upon the average of the high and low prices of Pamida Holdings Corporation Common Stock on the American Stock Exchange on June June 9, 1998.

(2) The aggregate offering price is based upon the proposed maximum offering price per share for the shares being registered.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

INCORPORATION OF DOCUMENTS BY REFERENCE

     The documents listed in (a) through (c) below are incorporated by reference in this registration statement; and all documents subsequently filed by the registrant pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be part thereof from the date of filing of such documents.

     (a) The registrant's latest annual report filed pursuant to Section 13(a) or 15(d) of the Exchange Act.

     (b) All other reports filed by the registrant pursuant to Section 13(a) or 15(d) of the Exchange Act since the end of the fiscal year covered by the registrant document referred to in (a) above.

     (c) The description of the class of securities being offered contained in a registration statement filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware permits indemnification by a corporation of certain officers, directors, employees, and agents. Consistent therewith, the registrant's By-Laws require the registrant to indemnify each of its directors and officers against all expenses, liability, and loss (including but not limited to attorneys' fees, judgments, fines, ERISA excise taxes or penalties, and amounts paid or to be paid in settlement) actually and reasonably incurred in connection with an action, suit, proceeding, or investigation to which such director or officer was, is, or is threatened to be made a party by reason of the fact that such person is or was an agent of the registrant. For purposes of the foregoing provision, an "agent" of the registrant includes any person (i) who is or was a director or officer of the registrant or (ii) who is or was serving at the request of the registrant as a director, officer, employee, trustee, or agent of another corporation, partnership, joint venture, trust, or other enterprise, including employee benefit plans. The registrant also may, in the discretion of its board of directors, similarly indemnify any other employee or agent (other than a director or officer); for purposes of this provision, an "employee" or "agent" of the registrant (other than a director or officer) includes any person (i) who is or was an employee or agent of the registrant or (ii) who is or was serving at the request of the registrant as an employee or agent of another corporation, partnership, joint venture, trust, or other enterprise. Such indemnification provisions are subject to the requirements and limitations of Section 145 of the General Corporation Law of the State of Delaware.

     The registrant maintains directors and officers liability insurance for the benefit of its directors and officers.

     The registrant has entered into separate indemnification agreements with each of its directors, certain of whom are executive officers of the registrant, pursuant to which the registrant has agreed, among other things, and subject to certain limitations and exceptions (i) to indemnify such persons to the fullest extent permitted by law against any claims and expenses incurred in connection therewith arising out of any event or occurrence relating to their status as director, officer, employee, agent, or fiduciary of the registrant or of any other entity as to which they served at the request of the registrant or by reason of anything done or not done while serving in such capacity and (ii) to advance any such expenses within two days after a request for such advance is received by the registrant.


UNDERTAKINGS

     (a) The undersigned registrant hereby undertakes:

     1. To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

          (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this registration statement.

     2. That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     3. To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Act, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Exchange Act) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer, or controlling person of the registrant in the successful defense of any action, suit, or proceeding) is asserted by such director, officer, or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

     PURSUANT TO THE REQUIREMENTS OF THE SECURITIES ACT OF 1933, THE REGISTRANT CERTIFIES THAT IT HAS REASONABLE GROUNDS TO BELIEVE THAT IT MEETS ALL OF THE REQUIREMENTS FOR FILING ON FORM S-8 AND HAS DULY CAUSED THIS REGISTRATION STATEMENT TO BE SIGNED ON ITS BEHALF BY THE UNDERSIGNED, THEREUNTO DULY AUTHORIZED, IN THE CITY OF OMAHA, STATE OF NEBRASKA, ON JUNE 10, 1998.

                                        PAMIDA HOLDINGS CORPORATION

                                        By: /s/ Steven S. Fishman
                                            Steven S. Fishman, Chairman of
                                            the Board and Chief Executive
                                            Officer (Principal Executive
                                            Officer)

                                POWER OF ATTORNEY

     We, the undersigned officers and directors of Pamida Holdings Corporation, hereby severally and individually constitute and appoint Steven S. Fishman, Frank A. Washburn, and George R. Mihalko, and each of them individually, the true and lawful attorneys and agents of each of us to execute in the name, place and stead of each of us (individually and in any capacity stated below) any and all amendments to this Registration Statement on Form S-8, and all instruments necessary or advisable in connection therewith, and to file the same with the Securities and Exchange Commission, each of such attorneys and agents to have power to act with or without the others and to have full power and authority to do and perform in the name and on behalf of each of the undersigned every act whatsoever necessary or advisable to be done in the premises as fully and to all intents and purposes as any of the undersigned might or could do in person, and we hereby ratify and confirm our signatures as they may be signed by such attorneys and agents and each of them individually to any and all such amendments and other instruments.

     PURSUANT  TO  THE   REQUIREMENTS  OF  THE  SECURITIES  ACT  OF  1933,  THIS
REGISTRATION STATEMENT HAS BEEN SIGNED BY THE FOLLOWING PERSONS IN THE CAPACITIES AND ON THE DATE INDICATED.

   Name                         Title                               Date
/s/ Steven S. Fishman
Steven S. Fishman             Chairman of the Board, President,  June 10, 1998
                              Chief Executive Officer and
                              Director (Principal Executive
                              Officer)
/s/ Frank A. Washburn
Frank A. Washburn             Executive Vice President           June 10, 1998
                              and Director
/s/ George R. Mihalko
George R. Mihalko             Senior Vice President and Chief    June 10, 1998
                              Financial Officer
/s/ Todd D. Weyhrich
Todd D. Weyhrich              Vice President, Controller and     June 10, 1998
                              Principal Accounting Officer

L. David Callaway III         Director                           _______, 1998

/s/ Stuyvesant P. Comfort
Stuyvesant P. Comfort         Director                           June 10, 1998

/s/ M. Saleem Muqaddam
M. Saleem Muqaddam            Director                           June 10, 1998

/s/ Peter J. Sodini
Peter J. Sodini               Director                           June 10, 1998

                           PAMIDA HOLDINGS CORPORATION

                                EXHIBIT INDEX TO
                                    FORM S-8
                             REGISTRATION STATEMENT




     Exhibit No.                          Description
     -----------                -----------------------------------
         5                      Opinion of Legal Counsel
        23.1                    Consent of Deloitte & Touche LLP
        23.2                    Consent of Coopers & Lybrand L.L.P.